Exhibit 99.1

NASDAQ:        CHFC and BWFC
FOR RELEASE:   IMMEDIATELY
DATE:          AUGUST 29, 2001

CONTACT:       CHEMICAL FINANCIAL CORPORATION
               Aloysius J. Oliver, President
                and Chief Executive Officer
               (989) 839-5350

               BANK WEST FINANCIAL CORPORATION
               Ronald A. Van Houten, President
                and Chief Executive Officer
               (616) 785-3400

              SHAREHOLDERS OF BANK WEST FINANCIAL CORPORATION
             APPROVE MERGER WITH CHEMICAL FINANCIAL CORPORATION

     Midland, Michigan and Grand Rapids, Michigan -- Aloysius J. Oliver,

President and CEO of Chemical Financial Corporation ("Chemical"), and Ronald

A. Van Houten, President and CEO of Bank West Financial Corporation, announced today that the shareholders of Bank West Financial Corporation voted to approve the merger of the two companies.  Of the total shares voted, 95.3% of

Bank West Financial Corporation's shares were voted to approve the merger.  The merger was also approved by the Federal Reserve System on August 22, 2001 and

by the Federal Deposit Insurance Corporation on August 24, 2001.  These

approvals permit Chemical and Bank West Financial Corporation to proceed to conclude the merger, which the companies anticipate will occur in mid-September

2001.

     Bank West Financial Corporation is a holding company and parent company of

Bank West located in Grand Rapids, Michigan.  Bank West Financial Corporation

will be merged into Chemical in the transaction.  Chemical is a financial holding company headquartered in Midland, Michigan.  Upon completion of this transaction, Chemical will have 128 banking offices and assets of over $3.5 billion.

     Chemical common stock is traded on The Nasdaq Stock Market under the symbol "CHFC" and Bank West is traded on The Nasdaq Stock Market under the symbol "BWFC."
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